                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-11(c)(2)).

                                             SYNAVANT INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                [SYNAVANT LOGO]
                      3445 PEACHTREE ROAD, NE, SUITE 1400
                             ATLANTA, GEORGIA 30326

Dear Stockholder:

    On behalf of the Board of Directors and management of SYNAVANT, we cordially invite you to attend the Annual Stockholders' Meeting of SYNAVANT Inc. (the "Annual Meeting"), to be held at the law firm of Womble Carlyle Sandridge & Rice, PLLC, 1201 West Peachtree Street NE, Suite 3500, Atlanta, Georgia, 30309, on Monday, April 30, 2001 at 10:00 a.m., local time, notice of which is enclosed.

    The following proposals are to be presented at the Annual Meeting:

    - to elect two directors for three year terms expiring in 2004;

    - to ratify the selection by our Board of Directors of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 31, 2001; and

    - to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    We have included a copy of SYNAVANT's Annual Report to Stockholders, including its Form 10-K, with the Proxy Statement. We encourage you to read the Annual Report and the Form 10-K. The Form 10-K includes our audited financial statements for the fiscal year ended December 31, 2000 as well as information about our operations, markets, products and services.

    Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the Annual Meeting. You are encouraged to specify your voting preference by so marking the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you do attend and wish to vote in person, you may revoke your proxy at the Annual Meeting.

    Your vote is very important, and we appreciate your cooperation in considering and acting on the matters presented.

                                                             Sincerely,
                                                             [SIG]
                                                             CHAIRMAN OF THE BOARD AND
                                                             CHIEF EXECUTIVE OFFICER

Atlanta, Georgia
April 3, 2001

                                [SYNAVANT LOGO]
                      3445 PEACHTREE ROAD, NE, SUITE 1400
                             ATLANTA, GEORGIA 30326
                                 (404) 841-4000

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                           TO BE HELD APRIL 30, 2001

    Notice is hereby given that the Annual Stockholders' Meeting of SYNAVANT Inc. will be held at the law firm of Womble Carlyle Sandridge & Rice, PLLC, 1201 West Peachtree Street, Suite 3500, Atlanta, Georgia 30309, on Monday, April 30, 2001 at 10:00 a.m., local time, for the following purposes:

    1. ELECTION OF DIRECTORS. The election of two nominees for Class I Directors of SYNAVANT to serve until the 2004 Annual Stockholders' Meeting;

    2. RATIFICATION OF AUDITORS. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2001; and

    3. OTHER BUSINESS. The transaction of such other business as may properly come before the meeting, including adjourning the meeting to permit, if necessary, further solicitation of proxies.

    The Board of Directors has fixed the close of business on March 23, 2001 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

    We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. You may revoke your proxy by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date or by electing to vote in person at the meeting.

                                                             By Order of the Board of Directors
                                                             [LOGO]
                                                             CHAIRMAN OF THE BOARD AND
                                                             CHIEF EXECUTIVE OFFICER

Atlanta, Georgia
April 3, 2001

                                [SYNAVANT LOGO]
             PROXY STATEMENT FOR 2001 ANNUAL STOCKHOLDERS' MEETING
                               TABLE OF CONTENTS

VOTING INFORMATION..........................................      3

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND
  MANAGEMENT................................................      5

PROPOSAL 1--ELECTION OF DIRECTORS...........................      6

EXECUTIVE COMPENSATION......................................     11

STOCK PERFORMANCE GRAPH.....................................     14

COMPENSATION AND BENEFITS COMMITTEE REPORT..................     15

PROPOSAL 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT
  AUDITORS..................................................     19

AUDIT COMMITTEE REPORT......................................     21

CERTAIN TRANSACTIONS........................................     22

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     22

GENERAL INFORMATION.........................................     22

OTHER MATTERS...............................................     23

Exhibit A- SYNAVANT Inc. Audit Committee Charter............    A-1

                                [SYNAVANT LOGO]
                              PROXY STATEMENT FOR
                       2001 ANNUAL STOCKHOLDERS' MEETING
                               VOTING INFORMATION

PURPOSE

    This Proxy Statement and the enclosed proxy card ("Proxy") are being furnished to you on behalf of the Board of Directors of SYNAVANT Inc., a Delaware corporation ("SYNAVANT" or the "Company"), in connection with the solicitation of proxies for use at our 2001 Annual Stockholders' Meeting ("Annual Meeting"), or at any adjournment or postponement thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

    The Annual Meeting will be held at 10:00 a.m., local time, on Monday,
April 30, 2001, at the law firm of Womble Carlyle Sandridge & Rice, PLLC, 1201 West Peachtree Street, Suite 3500, Atlanta, Georgia 30309. This Proxy Statement
and the enclosed Proxy are first being mailed on or about       , 2001 to all
stockholders who are entitled to vote.

SPIN-OFF OF SYNAVANT

    SYNAVANT began operating as an independent publicly held company on August 31, 2000 (the "Spin-Off Date") as a result of its spin-off (the "Spin-Off") from IMS HEALTH Incorporated ("IMS HEALTH").

PROXY CARD AND REVOCATION

    You are requested to promptly sign, date and return the accompanying Proxy to us in the enclosed postage-paid envelope. Any stockholder who has delivered a Proxy may revoke it at any time before it is voted by giving notice of revocation in writing to the Secretary of the Company or submitting to the Secretary of the Company a signed Proxy bearing a later date, provided that we actually receive such notice or Proxy prior to the taking of the stockholder vote, or by electing to vote in person at the Annual Meeting. Any notice of revocation should be sent to SYNAVANT Inc., 3445 Peachtree Road, NE, Suite 1400, Atlanta, Georgia 30326, Attention: Vincent J. Napoleon, Corporate Secretary. The shares of our common stock, $.01 par value ("Common Stock"), represented by properly executed Proxies received at or prior to the meeting and not subsequently revoked will be voted as directed in such Proxies. If instructions are not given, shares represented by Proxies received will be voted FOR election of the nominees for Director and approval of the proposal to ratify the appointment of our independent auditors.

WHO CAN VOTE; VOTING OF SHARES

    Our Board of Directors has established the close of business on March 23, 2001, as the record date ("Record Date") for determining our stockholders entitled to notice of and to vote at the Annual Meeting. Only our stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting. The affirmative vote of a plurality of our outstanding Common Stock present in person or represented by Proxy and entitled to vote at the meeting will be required to elect two Directors to serve until the 2004 Annual Stockholders' Meeting. Plurality means that more votes must be cast in favor of the election of a Director than those cast against election of such Director. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees. The affirmative vote of a majority of our outstanding Common Stock present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the appointment of our independent auditors and to approve any other proposals considered at the meeting. Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"). A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. In such cases, those shares will be counted for the purpose of determining if a quorum is present but will not be included in the vote totals with respect to those matters for which the broker cannot vote. If a stockholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present and will be counted as a vote against such proposals.

    As of the Record Date, there were 14,884,076 shares of our Common Stock outstanding and 4,858 holders of record of shares of our Common Stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

    The presence, in person or by proxy, of a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum of the stockholders in order to take action at the Annual Meeting. For these purposes, shares of our Common Stock that are present or represented by proxy at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any matter.

HOW YOU CAN VOTE

    You may vote your shares by marking the appropriate boxes on the enclosed Proxy. You must sign and return the Proxy promptly in the enclosed self-addressed envelope. YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY PROMPTLY SO THAT YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

    SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table provides information concerning beneficial ownership of our Common Stock as of March 1, 2001, by:

    - each stockholder that we know owns more than 5% of our outstanding Common Stock;

    - each of our named executive officers;

    - each of our Directors; and

    - all of our Directors and executive officers as a group.

    The following table lists the applicable percentage of beneficial ownership based on 14,884,076 shares of Common Stock outstanding as of March 1, 2001. Except where noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

    The second column shows separately shares of Common Stock that may be acquired by exercise of stock options within 60 days after March 1, 2001, by the Directors and named executive officers individually and as a group. These shares are not included in the numbers shown in the first column. Shares of Common Stock that may be acquired by exercise of stock options are deemed outstanding for purposes of computing the percentage beneficially owned by the persons holding these options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. No warrants were outstanding as of March 1, 2001.

                                                         NUMBER OF        NUMBER OF      PERCENTAGE OF
                                                         SHARES OF      SHARES SUBJECT      COMMON
NAME(1)                                               COMMON STOCK(2)     TO OPTIONS         STOCK
-------                                               ---------------   --------------   -------------
Wayne P. Yetter.....................................        98,517          102,880           1.3%
Ronald D. Brown.....................................         5,545          575,104           3.9%
Craig S. Kussman....................................         9,348          775,625           5.0%
Loftus S. Lucas.....................................           215          479,415           3.1%
Kevin B. Tarrant....................................           169          446,852           2.9%
Peter H. Fuchs......................................         5,574               --             *
Robert J. Kamerschen................................        16,486               --             *
H. Eugene Lockhart..................................           327               --             *
Mary A. Madden......................................            --               --             *
Barry L. Williams...................................         5,574               --             *
State of Wisconsin Investment Board(3)..............     1,801,000               --          12.1%
Westport Asset Management, Inc.(4)..................     1,800,130               --          12.1%
Pequot Capital Management, Inc.(5)..................       835,000               --           5.6%
Wellington Management Company, LLP(6)...............     1,419,630               --           9.5%
Hermit Capital Management, LLC(7)...................       922,700               --           6.2%
Directors and executive officers as a group (10
  persons)..........................................       141,755        2,336,373          14.4%

------------------------

*   Less than one percent.

(1) Except as set forth herein, the business address of the named beneficial owner is c/o SYNAVANT Inc., 3445 Peachtree Road, N.E., Suite 1400, Atlanta, Georgia 30326.

(2) Includes 78,517 restricted stock units for Mr. Yetter that have not fully vested and 9,247 deferred restricted stock units for Mr. Kussman.

(3) The business address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin, 53707. The numbers reported were derived from a
    Schedule 13G executed by State of

    Wisconsin Investment Board on January 10, 2001 and filed with the Securities and Exchange Commission on January 10, 2001.

(4) The business address of Westport Asset Management, Inc. is 253 Riverside Avenue, Westport, Connecticut 06880. The numbers reported were derived from a Schedule 13G executed by Westport Asset Management, Inc. on February 15, 2001 and filed with the Securities and Exchange Commission on February 14, 2001.

(5) The business address of Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, Connecticut, 06880. The numbers reported were derived from a
    Schedule 13G executed by Pequot Capital Management, Inc. on February 13, 2001 and filed with the Securities and Exchange Commission on February 14, 2001.

(6) The business address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. The numbers reported were derived from a Schedule 13G executed by Wellington Management Company, LLP on
    February 14, 2001 and filed with the Securities and Exchange Commission on February 13, 2001.

(7) The business address of Hermit Capital Management, LLC is 377 Rector Place--PhB, New York, New York 10280. The members reported were derived from a Schedule 13G executed by Hermit Capital Management on March 9, 2001 and filed with the Securities and Exchange Commission on March 12, 2001.

                       PROPOSAL 1--ELECTION OF DIRECTORS

NUMBER AND CLASSIFICATION

    Our Board of Directors currently consists of six Directors. Our bylaws provide that our Board of Directors will consist of not less than three Directors, the precise number to be determined from time to time by the Board of Directors. The Board has set the number of Directors at six. The six Directors who comprise our Board of Directors are divided into three classes of Directors:
Class I Directors, Class II Directors and Class III Directors, with each such class of Directors serving staggered three-year terms.

    Mr. Yetter and Ms. Madden serve in the class having a term that expires in 2001; Messrs. Fuchs and Williams serve in the class having a term that expires in 2002; and Messrs. Kamerschen and Lockhart serve in the class having a term that expires in 2003. Upon the expiration of the term of each class of Directors, those comprising the class of Directors nominated will be eligible to be elected for a three-year term at the next succeeding annual meeting of stockholders.

NOMINEES

    We have selected two nominees that we propose for election to our Board as Class I Directors. The nominees for Class I Directors will be elected to serve a three-year term that will expire at our 2004 Annual Stockholders' Meeting. The two nominees for our Class I Directors are Mr. Yetter and Ms. Madden, both of whom currently serve as Directors. Proxies cannot be voted at the meeting for a greater number of persons than the number of nominees named.

    Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director if elected. In the event that any nominee withdraws or for any reason is not able to serve as a Director, the Proxy will be voted for such other person as the Board of Directors may designate (or to reduce the number of persons to be elected by the number of persons unable to serve), but in no event will the Proxy be voted for more than two nominees.

    Stockholders may withhold their votes from the nominees by so indicating in the appropriate box provided on the enclosed Proxy.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH
     NOMINEE.

BOARD OF DIRECTORS

    The following table sets forth the name and age of each of the two nominees for election as Class I Directors and the remaining Directors who will continue to serve on our Board of Directors, as well as his or her Director classification and length of service on our Board.

                                                                            DIRECTOR      YEAR FIRST
NAME                                                            AGE      CLASSIFICATION    ELECTED
----                                                          --------   --------------   ----------
Wayne P. Yetter.............................................     55      Class I             2000
Mary A. Madden..............................................     56      Class I             2000
Peter H. Fuchs..............................................     59      Class II            2000
Barry L. Williams...........................................     56      Class II            2000
Robert J. Kamerschen........................................     65      Class III           2000
H. Eugene Lockhart..........................................     51      Class III           2000

MEETINGS AND COMMITTEES OF THE BOARD

    Our Board of Directors held three meetings during 2000 after the Spin-Off. Each Director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he or she served. Our Board of Directors has two standing committees: the Audit Committee and the Compensation and Benefits Committee. During 2000, the Board of Directors did not have a standing nominating committee, although the functions of such committee were performed by the full Board of Directors. See "General Information--Stockholder Proposals for 2002 Annual Meeting."

    The Audit Committee presently consists of Messrs. Williams (Chairman) and Fuchs and Ms. Madden. Each of the members of the Audit Committee is independent (as independent is defined in the applicable Nasdaq Marketplace listing standards). The Audit Committee has been assigned the principal functions of:

    - appointing and meeting with our independent auditors;

    - reviewing and approving the annual report of our independent auditors;

    - meeting with management regarding audit matters;

    - approving the annual financial statements; and

    - reviewing and approving summary reports of our independent auditor's findings and recommendations.

    The Audit Committee held two meetings during 2000.

    The Compensation and Benefits Committee presently consists of Messrs. Kamerschen (Chairman), Fuchs and Lockhart. As defined in its charter, the purpose of the Compensation and Benefits Committee is to:

    - develop executive compensation policies and programs that are designed to create a direct relationship between executive compensation levels and corporate performance and returns to stockholders; and

    - monitor the results of such policies and programs to assure that the compensation payable to our executive officers provides overall competitive pay levels, creates proper incentives to enhance stockholder value, rewards superior performance and is justified by the returns available to our stockholders.

    The Compensation and Benefits Committee held two meetings during 2000.

    The functions of a nominating committee are performed by the full Board. The Board will consider stockholder nominations for Directors that are presented in accordance with established procedures. See "General Information--Stockholder Proposal for 2002 Annual Meeting."

DIRECTOR COMPENSATION

    Directors who are not our employees currently include Messrs. Williams, Fuchs, Kamerschen and Lockhart and Ms. Madden. Each non-employee Director received an initial retainer of $5,000 for calendar year 2000. We currently pay non-employee Directors an annual retainer of $10,000 per year. Directors who are also employees do not receive retainers or any incremental compensation. In addition, each non-employee Director is granted annual non-qualified stock options to purchase 7,500 shares of our Common Stock. The non-qualified stock options vest one-third per year. Each non-employee Director also received a one time stock grant of $50,000 value of deferred stock units which will vest one-fifth per year.

    Each non-employee Director may elect to have all or a specified part of the retainer and fees deferred as deferred stock units or a deferred cash amount, until he or she ceases to be a Director. Non-employee Directors also have the option to convert the retainer to stock. The amount of deferred stock units credited or stock issued will be based on the fair market value of our Common Stock on the date the retainer is payable, which was the first business day in January.

    In addition, members of the Board of Directors are required to maintain a minimum level of stock ownership. In 2000, the Board of Directors approved Director and officer stock ownership guidelines. See "Compensation and Benefits Committee Report on Executive Compensation." Members of the Board of Directors are required to own at least 5,000 shares of Company stock, achieving such minimum guideline level in no later than 5 years (at least one-half of the guideline must be met after 3 years).

EXECUTIVE OFFICERS

    The following table sets forth the name, age at March 1, 2001, and position of each executive officer.

NAME                                             AGE                         POSITIONS
----                                           --------                      ---------
Wayne P. Yetter..............................     55      Chairman and Chief Executive Officer
Ronald D. Brown..............................     47      President
Craig S. Kussman.............................     42      Chief Financial Officer
Loftus S. Lucas..............................     53      Chief Operating Officer
Kevin B. Tarrant.............................     44      Vice President and Chief Human Resources Officer
Vincent J. Napoleon..........................     41      Vice President, Secretary and General Counsel
Clifford A. Farren, Jr.......................     37      Vice President, Finance and Controller

    Our executive officers are appointed by the Board of Directors and serve until their successors are duly elected and qualified. There are no family relationships among any of our executive officers or Directors.

BIOGRAPHIES OF DIRECTORS AND EXECUTIVE OFFICERS

    WAYNE P. YETTER serves as our Chief Executive Officer and Chairman of our Board of Directors. Prior to joining SYNAVANT, Mr. Yetter served as the Chief Operating Officer of IMS HEALTH. Prior to working at IMS HEALTH, Mr. Yetter served as the Chief Executive Officer of Novartis Pharmaceuticals Corp. and Astra Merck Inc. Mr. Yetter has served on the board of directors of the

Pharmaceutical Research and Manufacturers Association, the HealthCare Institute of New Jersey and the National Pharmaceutical Council. He is a member of the board of trustees for the Foundation for Managed Care Pharmacy and the boards of directors of Transkaryotic Therapies, Inc. and the SEI Center for Advanced Studies in Management at the Wharton School. Mr. Yetter also serves as the Vice Chairman of the Board of Trustees of Wilkes University. Mr. Yetter holds a B.A. degree in biology from Wilkes University and an M.B.A. degree from Bryant College.

    RONALD D. BROWN serves as our President. Mr. Brown has more than 26 years in the technology sector. Prior to joining SYNAVANT, Mr. Brown served as Chief Executive Officer of IMS Health Strategic Technologies, Inc. Mr. Brown has also served as director of information logistics and security, as well as manager of data processing services at Equifax, Inc. At Equifax, Inc., Mr. Brown's responsibilities also included corporate-wide data security and global telecommunications. Mr. Brown is a graduate of Morehouse College with a B.S. degree in political science and economics. Mr. Brown also completed the Financial Management program at Columbia University School of Business.

    CRAIG S. KUSSMAN serves as our Executive Vice President and Chief Financial Officer. Prior to joining SYNAVANT, Mr. Kussman served as Senior Vice President--Corporate Development at IMS HEALTH, Vice President--Corporate Development and also Vice President--Mergers and Acquisitions of Cognizant Corp., and as Assistant Vice President Financial Planning of The Dun and Bradstreet Corporation. Mr. Kussman holds a B.A. degree cum laude in economics and mathematics from Pomona College and an M.B.A. in finance from the Wharton School of Business of the University of Pennsylvania, where he graduated with distinction.

    VINCENT J. NAPOLEON serves as our Vice President, Secretary and General Counsel. Prior to joining SYNAVANT, Mr. Napoleon served as Assistant General Counsel/Managing Director at PricewaterhouseCoopers LLP. There, Mr. Napoleon provided extensive corporate legal advice to the senior leadership of PricewaterhouseCoopers. Before joining PricewaterhouseCoopers, Mr. Napoleon spent two years heading the Corporate Group of the City of Philadelphia Law Department, where he handled complex commercial, real estate and finance transactions, strategic planning and policy initiatives. Mr. Napoleon has also served seven years as General Counsel for various Aerospace Group Business Units at General Electric Company, Martin Marietta Corporation and Lockheed Martin Corporation. Mr. Napoleon received a B.S. degree in business administration, with an emphasis on international business and marketing, at Georgetown University and a J.D. degree at the University of Pittsburgh School of Law.

    LOFTUS S. LUCAS serves as our Chief Operating Officer. Prior to joining SYNAVANT, Mr. Lucas served as Senior Vice President of IMS Health North America and general manager of Clark-O'Neill. He was responsible for employing interactive marketing technologies to support the marketing and sales objectives of pharmaceutical and healthcare customers. Mr. Lucas earned a B.A. degree in economics, accounting and psychology from Slippery Rock University, and an M.B.A. with an emphasis on international business and marketing from The George Washington University.

    KEVIN B. TARRANT serves as our Vice President and Chief Human Resources Officer. Prior to joining SYNAVANT, Mr. Tarrant served as Vice President, Global Human Resources of IMS Health Strategic Technologies, as Vice President, Global Compensation and Benefits, of Cognizant and IMS HEALTH and as Vice President, Human Resources, of IMS Health America. Mr. Tarrant holds a B.S. degree in social work and criminal justice from the University of Dayton and an M.A. degree in industrial relations from Saint Francis College.

    CLIFFORD A. FARREN, JR. serves as our Vice President, Finance and Controller. Prior to joining SYNAVANT, Mr. Farren served as Vice President, Finance of IMS HEALTH North America. Mr. Farren holds a B.B.A. in finance from St. Bonaventure University, Olean, New York.

    PETER H. FUCHS serves on our Board of Directors and is the Chairman and Chief Executive Officer of The Brain Technologies Corporation. Prior to joining The Brain Technologies Corporation, Mr. Fuchs served as Managing Partner of Practice Strategy at Andersen Consulting--now known as Accenture.

    ROBERT J. KAMERSCHEN serves on our Board of Directors and is the Chairman and Chief Executive Officer of DIMAC Marketing Corporation. Mr. Kamerschen also serves on the Boards of Directors of IMS HEALTH, Micrografx, Inc., R.H. Donnelly Corp., Radio Shack Corp. and CoolSavings.com, Inc. On April 6, 2000, DIMAC Marketing Corporation filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court in Wilmington, Delaware. DIMAC and its subsidiaries emerged from bankruptcy protection on February 28, 2001.

    H. EUGENE LOCKHART serves on our Board of Directors and is the President and Chief Executive Officer of The New Power Company. Mr. Lockhart also serves on the Boards of Directors of IMS HEALTH, Nabisco Group Holdings Corp., First Republic Bank, NPW, Inc., Z University, and yclip.com, Inc.

    MARY A. MADDEN serves on our Board of Directors and has previously served as the President and Chief Operating Officer of eAttorney and as President and Co-Chief Executive Officer of Information America, Inc.

    BARRY L. WILLIAMS serves on our Board of Directors and is the President of Williams Pacific Ventures, Inc. and is interim President and Chief Executive Officer of the American Management Association. Mr. Williams also serves on the Boards of Directors of Kaiser Permanente, PG & E Corp., Northwestern Mutual Life Insurance Company, Newhall Land and Farming Company, Simpson Manufacturing Company, Inc., CH2M Hill, Inc., USA Group, Inc. and R.H. Donnelly Corp.

                             EXECUTIVE COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and our other four most highly compensated executive officers during 2000, 1999 and 1998 (our "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION(1)                   AWARDS(2)
                                        --------------------------------------   -------------------------
                                                                                                SECURITIES
                                                                                  RESTRICTED    UNDERLYING
                                                                  OTHER ANNUAL      STOCK        OPTIONS/     ALL OTHER (6)
NAME AND PRINCIPAL POSITION  YEAR(3)    SALARY($)   BONUS($)(4)   COMPENSATION   AWARDS($)(5)    SARS(#)     COMPENSATION($)
---------------------------  --------   ---------   -----------   ------------   ------------   ----------   ---------------
Wayne P. Yetter ...........    2000      550,000      226,875            --        330,000       352,880           8,894
  Chairman and Chief           1999      112,292       68,408            --         68,408       205,761              --
  Executive Officer

Ronald D. Brown ...........    2000      249,110      103,125            --             --       123,456           5,100
  President                    1999      219,300      115,298            --             --        91,989           4,800
                               1998      207,821      130,168            --        130,168       320,472           4,800

Craig S. Kussman ..........    2000      265,535       91,437            --             --       144,032          12,799
  Chief Financial Officer      1999      254,100      141,850            --             --       137,985          12,499
                               1998      242,000      151,126            --        124,500        40,888          11,008

Loftus S. Lucas ...........    2000      221,164       85,938            --             --        72,016           9,794
  Chief Operating Officer      1999      199,155       98,708            --             --        91,989          10,089
                               1998      191,153      109,754            --             --        21,755           7,092

Kevin B. Tarrant ..........    2000      189,435       25,375            --             --        82,304          86,267
  Vice President and Chief     1999      172,817       61,798        23,921             --        68,991           8,339
  Human Resources Officer      1998      165,375       99,912            --             --        21,755           7,833

------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table does not include medical insurance, group life insurance or other benefits, securities or property that do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table. The amounts shown for Mr. Tarrant reflects cost of living and auto allowance expenses associated with his Atlanta assignment.

(2) Options granted to the Named Executive Officers were granted at fair market value on the date of grant as determined by our Compensation and Benefits Committee.

(3) The amounts shown as 2000 compensation reflect compensation paid by IMS HEALTH for the first seven months of 2000 and by the Company for the last five months of 2000. Amounts paid in 1999 and 1998 were paid by IMS HEALTH.

(4) Amounts represent cash bonuses earned in a given fiscal year and generally paid in the following fiscal year. The 2000 fiscal year bonus amounts shown include, for Messrs. Yetter, Brown, Kussman and Lucas, cash bonuses earned under IMS HEALTH's Executive Annual Incentive Plan for the first seven months of 2000 and by SYNAVANT during the last five months of 2000 as follows:

                                                           IMS
                                                          HEALTH    SYNAVANT
                                                         --------   ---------
Mr. Yetter.............................................  $192,500    $34,375
Mr. Brown..............................................  $ 87,500    $15,625
Mr. Kussman............................................  $ 77,583    $13,854
Mr. Lucas..............................................  $ 72,917    $13,021
Mr. Tarrant............................................  $      0    $25,375

(5) Amount represents restricted share units granted by SYNAVANT (in 2000) and converted restricted shares granted by IMS HEALTH (in 1998 and 1999). For Mr. Yetter in 2000, represents 73,008 shares which vest after five years, but which may be accelerated to vest as soon as two years if certain earnings, revenue and stock price hurdles are achieved. At December 31, 2000, Mr. Yetter held 78,517 restricted share units with a value of $402,792 and Mr. Brown held 8,591 restricted share units with a value of $44,072.

(6) Includes Company contributions under the Savings Plan and Savings Equalization Plan as follows:

                                                    COMPANY CONTRIBUTIONS UNDER THE
                                                      COMPANY'S SAVINGS PLAN AND
                                                       SAVINGS EQUALIZATION PLAN
                                                   ---------------------------------
                                                     1998        1999        2000
                                                   ---------   ---------   ---------
Mr. Yetter.......................................   $     0     $     0     $ 4,125
Mr. Brown........................................   $ 4,800     $ 4,800     $ 5,100
Mr. Kussman......................................   $11,008     $12,499     $12,799
Mr. Lucas........................................   $ 7,092     $ 9,494     $ 9,794
Mr. Tarrant......................................   $ 7,833     $ 8,339     $ 8,639

    In addition, 2000 amounts include Company paid life insurance premiums of $4,769 for Mr. Yetter and $77,628 in relocation expenses in 2000 for Mr. Tarrant.

                             OPTION GRANTS IN 2000

    The following table provides certain information concerning individual grants of stock options made during 2000 to our Named Executive Officers.

                                         INDIVIDUAL GRANTS
                               --------------------------------------
                                               PERCENT OF
                                                 TOTAL
                                                OPTIONS
                                 NUMBER OF      GRANTED                                          POTENTIAL REALIZABLE VALUE
                                SECURITIES         TO                                             AT ASSUMED ANNUAL RATES
                                UNDERLYING     EMPLOYEES    EXERCISE                            OF STOCK PRICE APPRECIATION
                                  OPTIONS      IN FISCAL    PRICE PER   EXPIRATION              ----------------------------
NAME                           GRANTED(#)(1)      YEAR      SHARE($)       DATE         0%           5%             10%
----                           -------------   ----------   ---------   ----------   --------   ------------   -------------
Wayne P. Yetter..............     102,880          3.6%      $10.21      02/14/10       $0      $   660,594    $  1,674,075
                                  250,000          8.8%      $ 6.60      10/02/10       $0      $ 1,037,676    $  2,629,675
Ronald D. Brown..............     123,456          4.3%      $10.21      02/14/10       $0      $   792,713    $  2,008,890
Craig S. Kussman.............     144,032          5.1%      $10.21      02/14/10       $0      $   924,832    $  2,343,705
Loftus S. Lucas..............      72,016          2.5%      $10.21      02/14/10       $0      $   462,416    $  1,171,852
Kevin B. Tarrant.............      82,304          2.9%      $10.21      02/14/10       $0      $   528,475    $  1,339,260
All Shareholders(2)..........         n/a          n/a          n/a           n/a       $0      $81,062,064    $205,427,185

------------------------

(1) Stock options granted in fiscal year 2000 included (a) options granted on shares of IMS HEALTH, while SYNAVANT was a subsidiary of IMS HEALTH and
    (b) options granted on shares of SYNAVANT occurring after our Spin-Off on August 31, 2000. Mr. Yetter was the only Named Executive Officer to receive a grant of SYNAVANT stock options after the Spin-Off. Upon the Spin-Off, all options granted on shares of IMS HEALTH were adjusted using a formula to preserve the economic value of the options at the time of Spin-Off. All other options were granted pursuant to the SYNAVANT 2000 Stock Incentive Plan at an exercise price not less than fair market value on the date they were granted. All options vest over 3 years, 1/3 per year, beginning on the first anniversary of the grant date subject to accelerated vesting upon a change in control.

(2) Assumes 14,884,076 total shares outstanding on March 1, 2001 and stock price appreciation from a base share price of $8.66, the weighted-average exercise price of all options granted in fiscal year 2000.

         AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

    The following table provides certain information concerning the options exercised in 2000 by our Named Executive Officers and the number and value of exercised and unexercised options held by our Named Executive Officers as of the end of fiscal year 2000.

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                      NUMBER OF                         OPTIONS                      THE-MONEY
                                       SHARES       DOLLAR             AT FISCAL                 OPTIONS AT FISCAL
                                      ACQUIRED      VALUE             YEAR END(#)                 YEAR END ($)(1)
                                         ON        REALIZED   ---------------------------   ---------------------------
NAME                                 EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                 -----------   --------   -----------   -------------   -----------   -------------
Wayne P. Yetter....................       0           $0         68,587        490,054          $0             $0
Ronald D. Brown....................       0           $0        459,786        320,611          $0             $0
Craig S. Kussman...................       0           $0        681,619        249,652          $0             $0
Loftus S. Lucas....................       0           $0        424,747        140,594          $0             $0
Kevin B. Tarrant...................       0           $0        396,420        135,550          $0             $0

------------------------

(1) Dollar values were calculated determining the difference between the fair market value of the underlying securities at the end of fiscal year 2000, $5.13, and the exercise price of the options.

                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the change in the cumulative total stockholder return on our Common Stock, the Nasdaq National Market Index and the H & Q New Technology Index for the period commencing on September 1, 2000, the date following the Company's Spin-Off from IMS HEALTH and ending December 29, 2000, the last trading day of the year (the "Measuring Period"). The graph assumes that the value of the investment in our Common Stock and each index was $100 on September 1, 2000.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                          AMONG SYNAVANT, NASDAQ INDEX
                         AND CHASE H&Q TECHNOLOGY INDEX

                       INDEXED SYNAVANT PERFORMANCE CHART

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SYNAVANT  H & Q NEW TECHNOLOGY  NASDAQ
9/1/00     $100.00               $100.00  $100.00
10/1/00     $74.31                $92.51   $86.74
11/1/00     $50.70                $81.05   $79.58
12/1/00     $43.06                $58.01   $61.35
12/29/00    $52.09                $60.46   $58.35

                                           H & Q
                                            NEW          NASDAQ
MEASUREMENT PERIOD      SYNAVANT, INC.   TECHNOLOGY   STOCK MARKET
------------------      --------------   ----------   ------------
   09/01/00...              100.00         100.00        100.00
   10/01/00...               74.31          92.51         86.74
   11/01/00...               50.70          81.05         79.58
   12/01/00...               43.06          58.01         61.35
   12/29/00...               52.09          60.46         58.35

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following non-employee Directors were the members of the Compensation and Benefits Committee of the Board of Directors during 2000:
Messrs. Kamerschen (Chairman), Fuchs and Lockhart. None of the current members of the Compensation and Benefits Committee has any direct or indirect material interest in the Company outside of his position as a director. Messrs. Kamerschen and Lockhart also serve on the Board of Directors for IMS HEALTH.

                   COMPENSATION AND BENEFITS COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation and Benefits Committee reviews and approves the cash and equity components of the compensation program for six of our senior executives and we have delegated to our Chief Executive Officer limited authority over cash compensation decisions for an additional executive officer. Equity based compensation for all executive officers is reviewed and approved by the Compensation and Benefits Committee.

    We rely heavily on incentive compensation programs to motivate superior performance, both short-and long-term. These programs, which provide compensation in cash and stock, place a major portion of our senior executives' compensation at risk. Compensation under these programs varies, depending on our performance as a whole. Such programs hold executives directly accountable for results and promote a sharp and continuing focus on building stockholder value.

    PHILOSOPHY. The Compensation and Benefits Committee and the Board of Directors believe that to build stockholder value we should closely align the financial interests of our employees with the financial interests of our stockholders. Moreover, we believe that top-caliber executives and employees can drive stockholder value, in particular, by delivering customer satisfaction. We want senior executives to operate our business with a long-term perspective, while striving to deliver annual results, in accordance with our approved strategy and growth objectives.

    The Committee believes it is important that senior executives establish and maintain an equity ownership in the Company. We further believe that this ownership should be a significant portion of the executive's wealth. As such, the Committee has established stock ownership requirements for those officers of the Company known as the Board Review Group. Ownership guidelines range from 110,000 shares for the Chief Executive Officer to 50,000 shares for other officers. The Committee has decided to allow executives three years to achieve one-half of the requirement and must fully meet the ownership requirement after 5 years. Stock ownership is defined to include (a) shares owned outright by the executive or family members, (b) 25% of any equity awards and (c) shares held in 401(k), savings programs and the Employee Stock Purchase Plan ("ESPP"). At least 25% of net shares acquired upon exercise of options must not be sold, unless ownership guidelines are met.

    In determining compensation opportunities and payments to executives, we look at the competitive opportunities and payments among a comparator group of companies. The companies used for comparison purposes include several customer relationship management providers, e-healthcare related organizations and other healthcare information technology providers.

    Compensation data for the comparator companies comes from benchmarking surveys conducted by independent compensation consultants. In reviewing the data, we take into account how our compensation policies and overall performance compare to similar indices for the comparator group. In general, we seek to target an executive's total compensation opportunity, earnable based on our strong performance, between the 50th and 75th percentile of comparator group compensation for the corresponding position. In a review of the compensation opportunities provided to the five Named Executive Officers, overall, for fiscal year 2000, the actual pay positioning ranked below the 50th percentile. While base salaries and total cash compensation were, overall, at market median, the long-term incentive opportunity ranked below median. Our decisions, however, take into account other factors including individual, business unit and our overall performance and stockholder returns.

    BASE SALARY. Base salary compensates an executive for ongoing performance of assigned responsibilities. The Compensation and Benefits Committee reviews base salaries annually. In determining whether to adjust the base salary of an executive, including our Chief Executive Officer, we take into account salaries paid for comparable positions at other companies, changes in the executive's responsibilities, the individual performance of the executive and our compensation philosophy favoring variable performance-based compensation. No specific weights are applied to these factors in determining base salary adjustments. For 2000, we approved salary increases for some executive officers to reflect the increased job responsibilities of running a publicly traded company.

    ANNUAL CASH INCENTIVES. An annual incentive generally rewards an executive for financial results achieved for the year. These awards depend on the level of achievement of financial targets set at the beginning of the plan year. For 2000, we set financial targets based on the performance measures of revenue growth and Earnings Before Interest, Tax, Depreciation, & Amortization. For executives who joined us from IMS HEALTH and were participants in the IMS HEALTH executive incentive plan, the Compensation and Benefits Committee based bonus payments on the revenue and operating income performance for IMS HEALTH for the first seven months of 2000.

    With respect to each performance measure, the executive does not earn an annual incentive unless performance exceeds a predetermined "floor" for that measure. The bonus opportunity with respect to a measure is earned if the target is achieved, with performance between the floor and the target resulting in a lower bonus with respect to that performance measure. An amount larger than the bonus opportunity for each performance measure can be earned, up to a specific limit, for exceeding the target for that measure.

    In 2000, our financial performance was, overall, below targeted performance for the incentive plan. Some factors that were beyond our executives' control or were difficult to forecast contributed to the performance shortfall, such as delays in customer purchase decisions, the impact of our Spin-Off from IMS HEALTH and business unit integration, the initiation of our alliance with Siebel Systems and a slow down in the economy. In recognition of these factors, the Board of Directors authorized a discretionary bonus payment equal to 25% of the target bonus. In addition, some executives received an incentive payment from IMS HEALTH for performance prior to the Spin-Off of SYNAVANT, as is footnoted in the Summary Compensation Table.

    PERFORMANCE ACCELERATED RESTRICTED STOCK UNITS. Performance Accelerated Restricted Stock Units, or PARS, provide a long-term incentive opportunity for our key executives based on achievement of pre-established goals. In 2000, the Chief Executive Officer was the only executive to receive a grant of PARS. Under this program, we grant a matching PARS award equal in value to the annual incentive award earned by the executive. In the future, though, the Committee, after reviewing participation levels, has expressed a desire to broaden the participation group to include Company Officers, especially in light of the tough stock ownership guidelines implemented in 2000. In addition, through this program we enable executives to increase their stock ownership based on performance, which creates momentum toward achievement of the stock ownership guidelines adopted by our Board of Directors while assisting in executive retention. In determining the size of PARS awarded, the Committee considers some or all of the following factors: current stock ownership, current equity incentive participation, competitive positioning of the executive's pay, and impact on the long-term growth of the Company.

    STOCK OPTIONS. We use stock options as our primary long-term incentive mechanism because options reward executives to the extent that the market value of the underlying shares, and hence stockholder value, has increased. Factors considered, although not weighted, when we determine senior executive options grants, include:

    - competitiveness of total compensation;

    - level of responsibility;

    - individual performance;

    - potential future contributions; and

    - reward incentive to sustain the effort required to enhance stockholder value over the long-term.

    We believe this approach effectively aligns executive interests and stockholder interests, reinforces an entrepreneurial mindset, builds a high-performance culture and increases the "at risk" portion of each executive's compensation. This program also helps us to attract and retain high quality personnel in an increasingly competitive employment market.

    RESTRICTED STOCK AND RESTRICTED UNITS. Restricted Stock and Restricted Units may also be granted at the Compensation and Benefits Committee's discretion to executive officers upon hiring, promotion or assignment of additional responsibilities. The use of these grants gives the Compensation and Benefits Committee and management more flexibility than the use of stock options alone in fulfilling its objectives to provide effective reward strategies for key contributors. In other instances, these grants are a useful tool to offset valuable benefits lost by an executive leaving a previous employer to join us.

    OTHER BENEFITS. We provide a variety of employment benefits to be competitive in attracting and retaining talented executives to work for us. Among the more important are severance benefits provided under our Employee Protection Plan and retention and severance benefits provided in Change-in-Control Agreements entered into with executives.

    The Compensation and Benefits Committee evaluates our compensation policies and procedures with respect to executives on an ongoing basis. Although the Compensation and Benefits Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of our stockholders and with our performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and our performance.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. In 2000, the Chief Executive Officer was paid a base salary of $550,000 and received a bonus of $226,875. Over 84% of the total bonus was paid by, and based on, IMS HEALTH's relative performance. The remaining 16% of the total bonus payment was based on the Company's performance, which failed to achieve targeted expectations. The Committee believes the cash compensation paid by SYNAVANT was commensurate with Company's and individual CEO's performance. In addition, Mr. Yetter received performance accelerated restricted stock units valued at $330,000, representing 73,008 shares of stock, and stock options on 352,880 shares of Company stock, of which 102,880 shares were granted by IMS HEALTH before the Spin-Off and 250,000 shares granted post-Spin-Off.

    The Committee believes that it is very important to motivate and encourage the Chief Executive Officer to drive financial performance and stock price increases. As such, we believe in setting a competitive pay package with opportunities for pay to increase as Company performance increases. We considered several factors in setting Mr. Yetter's compensation package, including such quantitative factors as increases in revenues, earnings, stock price appreciation, and other financial performance metrics. We also consider qualitative factors, such as leadership and vision, innovativeness, quality, and teamwork. For 2000, we gave considerable weight to Mr. Yetter's performance before, during, and after the successful completion of our Spin-Off.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits amounts that can be deducted for compensation paid to certain executives to $1,000,000 unless certain requirements are met. No executive officer has received compensation in excess of $1,000,000 and therefore there are no compensation amounts that are nondeductible at present. The Compensation and Benefits Committee will continue to monitor the applicability of Section 162(m) to our compensation program.

    No member of the Compensation and Benefits Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation and Benefits Committee.

    Submitted by the Compensation and Benefits Committee of the Board of Directors.

                                                            Robert J. Kamerschen
(Chairman)
                                                            Peter H. Fuchs
                                                            H. Eugene Lockhart

CHANGE IN CONTROL AGREEMENTS

    We have entered into Change-in-Control Agreements with certain of our executives. These provide for severance and other benefits if, following a change in control, the executive's employment terminates in a way adverse to the executive. These agreements cover all executive officers as well as certain other officers and selected key employees.

    Under the Change-in-Control Agreement, an executive commits to remain employed for 180 days following an event that represents a potential change-in-control to maintain stable operations while a change in control proceeds. If a potential change-in-control occurs, we must deposit funds into a "rabbi" trust to fund potential obligations under the agreements. If a Named Executive Officer's employment ends within two years following a change in control either because we terminate him or her without cause or because the executive resigns under circumstances constituting "good reason," the executive will be entitled to:

    - payment of target bonus for the year, prorated to reflect the part of the year he or she worked;

    - payment of a lump sum severance payment of two to three times his or her base salary plus annual target bonus for the year; if no target bonus has been determined for the year, the annual bonus actually earned in the preceding year will be used;

    - vesting and deemed achievement of target performance and payment for outstanding long-term performance awards, pro rated to reflect the part of the performance period he or she worked;

    - payment of an allowance for outplacement expenses;

    - life and health insurance benefits for 36 months after termination; and

    - certain retiree medical and life benefits commencing at age 55.

    If payments trigger the "golden parachute" excise tax imposed by the U.S. Internal Revenue Code, we will pay an additional "gross-up" amount so that the executive's after-tax benefits are the same as though no excise tax had applied, except that, if reducing the lump-sum severance payment by up to 15% would avoid the excise tax, we will instead reduce the severance payment by the amount just sufficient to avoid the tax. We will reimburse an executive for expenses incurred in enforcing the agreement unless incurred in bad faith.

    Under the agreement, "good reason" means an adverse change in an executive's employment status, compensation or benefits, or a required move to a new work location not otherwise specified in the agreement.

    A "change in control" is defined in the agreement to occur if a person or group becomes a beneficial owner of 20% or more of the combined voting power of our securities, if a majority of our Board of Directors changes in a 24-month period without the specified approval of incumbent directors, if we merge with another entity (unless our outstanding voting securities immediately prior to such merger continue to represent more than 66 2/3% of the combined voting power of the surviving entity) in a way that substantially changes the ownership of existing stockholders, or if we sell substantially all assets or liquidate. In addition, our Board of Directors retains discretion to determine that other events, for example events that have the effect of changing or influencing our control but that do not trigger a change in control under the fixed definition, will be treated as a change in control under the agreements. The agreements contain no limitations on how the Board can exercise this discretion. Our Board intends to exercise this discretion, consistent with the general purposes of the agreements, to encourage executives to continue to serve us at times when changes in ownership might appear to them to pose a threat to their continued employment.

    Under our stock option plans, unvested stock options held by executives and other employees will accelerate and become vested upon a change in control. For this purpose, a "change in control" means the same thing as under the Change-in-Control Agreements.

EMPLOYEE PROTECTION PLAN

    The SYNAVANT Employee Protection Plan (the "EPP") provides severance benefits to employees, including executive officers, other than the Covered Executives whose employment agreements provide for severance benefits. The EPP generally provides for the payment of severance benefits if employment is terminated by SYNAVANT not for cause. In the event of an eligible termination, the executive will be entitled to salary and benefits continuation for not less than 26 weeks nor more than 104 weeks, determined as follows: 1.5 weeks for each $10,000 of salary plus three weeks for each year of service (limited to 26 weeks if the employee is terminated with less than one year of service). Benefits under the EPP cease at such time as the employee earns or accrues compensation from any new employer or other third party. These benefits do not apply to certain executive officers terminated within two years after a change in control. See "Change-in-Control Agreements."

    In addition to continuation of salary, the EPP provides to eligible terminated employees (i) continued medical, dental and life insurance coverage throughout the salary continuation period, (ii) payment of the annual bonus for the year of termination that would have been paid if employment continued, prorated to reflect the number of months worked during that year, but only if the employee worked for at least six months in that year and only if termination was not due to the employee's unsatisfactory performance, and (iii), in certain instances, outplacement services and financial counseling. The Chief Executive Officer retains discretion to increase or decrease EPP benefits for executives and other employees, provided such decision is reported to the Compensation and Benefits Committee of the Board.

INDEMNIFICATION AND LIMITATION OF LIABILITY FOR DIRECTORS AND OFFICERS

    The SYNAVANT Amended and Restated Certificate of Incorporation provides that SYNAVANT shall indemnify directors and officers to the fullest extent permitted by the laws of the State of Delaware. The SYNAVANT Amended and Restated Certificate of Incorporation also provides that a director of SYNAVANT shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

    The indemnification rights conferred by the Amended and Restated Certificate of Incorporation of SYNAVANT are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. SYNAVANT will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them, while acting in their capacities as directors or officers.

        PROPOSAL 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed PricewaterhouseCoopers LLP, independent auditors, to audit our financial statements for the fiscal year ending
December 31, 2001 and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its appointment.

    We expect one or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire to do so and to respond to appropriate questions.

    AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $342,300 of which $116,450 has been billed through December 31, 2000.

    ALL OTHER FEES. During fiscal years ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit fees was $150,000 of which $50,000 has been billed through December 31, 2000.

    The Board of Directors recommends a vote FOR ratification of selection of independent auditors.

                             AUDIT COMMITTEE REPORT

    In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of our independent accountants.

    Management is responsible for our internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to our financial reporting, and reviews the results and scope of the audit and other services provided by our independent auditors.

    In this context, the Audit Committee has met and held discussions with management and our independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with U.S. Generally Accepted Accounting Principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent auditors. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    Our independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

    Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

    Submitted by the Audit Committee of the Board of Directors:

                                                                Barry L.
Williams (Chairman)
                                                                Peter H. Fuchs
                                                                Mary A. Madden

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF OUR PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION, THE AUDIT COMMITTEE REPORT AND THE STOCKHOLDER RETURN PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                              CERTAIN TRANSACTIONS

    There were no transactions during 2000, after the Spin-Off, to which SYNAVANT was a party, in which the amount involved exceeded $60,000 and in which any director or executive officer of SYNAVANT, any 5% stockholder, or any member of the immediate family of any of those persons were involved.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers and persons who own more than 10% of our outstanding Common Stock to file with the Securities and Exchange Commission reports of their ownership and changes in ownership of our Common Stock held by such persons. Officers, Directors and stockholders owning more than 10% of our Common Stock are also required to furnish us with copies of all forms they file under this provision. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, Directors and principal stockholders were met during 2000.

                              GENERAL INFORMATION

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    In order to be considered for inclusion in the Proxy Statement and Proxy to be used in connection with our 2002 Annual Meeting of Stockholders, stockholder proposals must be received by our Secretary no later than December 3, 2001.

    Our bylaws contain procedures that stockholders must follow in order to present business at an annual or special meeting of stockholders. A stockholder may obtain a copy of these procedures from our Secretary. In addition to other applicable requirements, for business to be properly brought before the 2002 Annual Meeting, a stockholder must have given timely notice of the matter to be presented at the meeting in a proper written form to our Secretary. To be timely, the Secretary must receive the notice at our principal offices not less than seventy nor more than ninety days prior to the anniversary date of the Annual Meeting. In the case where an annual meeting is advanced by more than twenty days, or delayed by more than seventy days of the anniversary date of the immediately preceding annual meeting of stockholders, the Secretary must receive notice not earlier than the ninetieth day and not later than the close of business on the later of the seventieth day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Only stockholder proposals that are presented in accordance with established procedures will be eligible for consideration at a meeting. Accordingly, in order for a stockholder to give timely notice of his intent to submit a proposal (not intended to be included in our proxy statement) at our 2002 Annual Meeting, the proposal must be received after January 30, 2002 and not later than February 19, 2002.

FINANCIAL INFORMATION

    Detailed financial information regarding SYNAVANT is included in our Annual Report on Form 10-K that is being mailed to our stockholders together with the Annual Report and this Proxy Statement.

FORM 10-K

    Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, that was filed with the Securities and Exchange Commission, is included in the Annual Report. Copies are also available to stockholders who make written request therefor to us at 3445 Peachtree Road, NE, Suite 1400,

Atlanta, Georgia 30326, Attention: Vincent J. Napoleon. Copies of exhibits and documents filed with that report or referenced therein will be furnished to stockholders of record upon request.

SOLICITATIONS OF PROXIES

    We will pay the cost of soliciting Proxies. This solicitation is being made by mail, but may also be made by telephone or in person by our officers and employees. We will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

                                 OTHER MATTERS

    Our management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the stockholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interest of the Company and stockholders.

                                                             By Order of The Board of Directors
                                                             Wayne P. Yetter
                                                             CHAIRMAN OF THE BOARD OF DIRECTORS
                                                             AND CHIEF EXECUTIVE OFFICER

                                   EXHIBIT A
                     SYNAVANT INC. AUDIT COMMITTEE CHARTER

                                 SYNAVANT INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

I.  PURPOSE

    The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

    - Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

    - Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

    - Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

    The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper audits and reviews, including reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q with the Securities and Exchange Commission (the "SEC"). The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

    The Audit Committee will fulfill its responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall not be an officer or employee of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Securities Dealers, Inc., and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise, or shall otherwise satisfy the applicable membership requirements under the rules of the Nasdaq National Market System, Inc., as such requirements are interpreted by the Board of Directors in its business judgement.

    The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board of Directors, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.  MEETINGS

    The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the individual in charge of the internal auditing function of the Corporation and the independent accountants, respectively, to discuss any matters that the Audit Committee or each of these groups believes should be discussed in private. In addition, the Audit Committee, its Chairperson or any other committee member designated by the Chairperson should meet with the independent accountants and management quarterly, prior to the filing of the Corporation's quarterly report on Form 10-Q with the SEC, to review the Corporation's financial results consistent with Section IV.3 below.

IV.  RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

    DOCUMENTS, REPORTS AND REVIEW

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board of Directors, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Corporation's annual audited financial statements. Discuss with the independent accountants matters required to be discussed by the Statements of Auditing Standards. Based on these reviews and discussions (and those in Sections
    IV.7 and .8), the Audit Committee shall determine whether to recommend to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

3. Review with management and the independent accountants the interim financial statements prior to the filing of the Corporation's quarterly report on Form 10-Q. The Chairperson of the Audit Committee, or any other member of the Audit Committee designated by the Chairperson, may represent the entire Audit Committee for purposes of this review.

    INDEPENDENT ACCOUNTANTS

4. Review the performance of the independent accountants and make recommendations to the Board of Directors regarding the reappointment or termination of the independent accountants. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

5.  Oversee independence of the accountants by:

    - ensuring that the Audit Committee receives from the accountants, on at least an annual basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

    - reviewing and actively discussing with the Board of Directors, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

    - recommending, if necessary, that the Board of Directors take certain action to satisfy itself of the accountants' independence.

    INTERNAL CONTROL AND FINANCIAL REPORTING PROCESS

6. In conjunction with the independent accountants and the internal auditing function, review the integrity of the Corporation's financial reporting processes to ensure that such processes are sufficient to prepare adequate and timely financial statements in accordance with generally accepted accounting principles.

7. Advise management, the individual in charge of the internal auditing function and the independent accountants that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices, including major changes to the Corporation's accounting principles and practices proposed by management, the impact of proposed standards by the accounting profession and management's recommendation as to its adoption of the financial statements or any significant changes in auditing standards or audit scope applicable to the independent accountants' audit.

8. Meet with management, the individual in charge of the internal auditing function and the independent accountants:

    - to discuss the scope of the annual audit;

    - to review the form of opinion the independent accountants propose to render to the Board of Directors and shareholders;

    - to inquire about material financial risks and significant judgments made in management's preparation of the financial statements; and

    - any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

9. Review and resolve any significant disagreement among management and the independent accountants or the internal auditing function.

    LEGAL COMPLIANCE/GENERAL

10. Review with the Corporation's counsel any legal matter that could have a significant impact on the Corporation's financial statements.

11. Report the results of any and all meetings of the Audit Committee through its Chairperson to the full Board of Directors.

12. Maintain minutes or other records of meetings and activities, including interim result discussions of the Audit Committee.

13. Prepare and resolve any report, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Corporation's annual proxy statement.

V.  RESOURCES AND AUTHORITY

    The Audit Committee shall have the resources and authority appropriate to discharge its responsibility, including the authority to engage independent accountants for special audits, reviews or other procedures and to retain special counsel and other experts or consultants.

                                 SYNAVANT INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 30, 2001
                                     PROXY

    This proxy is solicited on behalf of our Board of Directors. The undersigned hereby constitutes and appoints Wayne P. Yetter and Ronald D. Brown, and each of them, the true and lawful attorneys and proxies for the undersigned, to act and vote all of the undersigned's capital stock of SYNAVANT Inc., a Delaware corporation, at the Annual Meeting of Stockholders to be held at the law firm of Womble Carlyle Sandridge & Rice, PLLC, 1201 West Peachtree Street, Suite 3500, Atlanta, Georgia 30309, at 10:00 a.m. on April 30, 2001, and at any and all adjournments thereof, for the purposes of considering and acting upon the matters proposed by SYNAVANT Inc. that are identified below. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director listed below and all the other Proposals.
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1 AND
                               "FOR" PROPOSAL 2.

1.   ELECTION OF CLASS I DIRECTORS
     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
     LINE THROUGH THE NOMINEE'S NAME BELOW)
     FOR all nominees listed to the right                                Wayne P.
     Yetter
     (EXCEPT AS MARKED TO THE CONTRARY) / /                               Mary A.
     Madden

1.
     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
     ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
     THE NOMINEE'S NAME BELOW)
     WITHHOLD AUTHORITY
     TO VOTE FOR ALL NOMINEES / /

2.  RATIFY SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC
ACCOUNTANTS FOR    THE FISCAL YEAR ENDING DECEMBER 31, 2001

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------

    In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or adjournment(s), including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies. This proxy may be revoked at any time prior to voting hereof.

    This proxy, when properly executed, duly returned and not revoked, will be voted in accordance with the directions given by the undersigned stockholder. If no direction is made, it will be voted in favor of the election of nominees for director listed above and the other Proposal listed on this Proxy.

                                              Dated ______________________, 2001

                                              __________________________________

                                              __________________________________
                                                   Signature of Shareholder

                                              NOTE: Joint owners should each
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If the signatory is
                                              a corporation, sign the full
                                              corporate name by a duly
                                              authorized officer.